Action by Written Consent

 Of the Members of

CommerCenters, LLC

A Florida Limited Liability Company

April 23, 2012

The undersigned, being all the members of CommerCenters, LLC, a Florida limited liability company (the “Company”), as of March 5, 2012, hereby consent to the following actions:

Whereas, the undersigned agreed to a sale of their respective interests in the Company to Green Global Investments, Inc. (GGi), effective March 5, 2012 under an agreement entitled Membership Interest and Share Exchange Agreement (the Agreement); and

Whereas, as a part of that sale a condition was inserted into paragraph 5 of the Agreement that allowed the undersigned to rescind the sale if a certain amount of capital was not raised by GGi within certain time limits; and

Whereas, the undersigned, in order to facilitate a more effective Private Placement by GGi, have decided to remove the condition from the Agreement to be effective as of March 5, 2012;

Now, therefore, the undersigned do herewith agree to delete the last sentence of Paragraph 5 of the Agreement and waive the right to rescind the Agreement based upon a failure of the Private Placement to achieve the goal set forth in Paragraph 5 of the Agreement.

AWAKE, LLC

/s/George D. Livingston	By:	/s/Harvey Rothstein
George D. Livingston		Harvey Rothstein

/s/Richard A. Asta	/s/G. Richard Hostetter
Richard A. Asta	G. Richard Hostetter

/s/Donald A. Mitchell	/s/Geoff Hampson
Donald A. Mitchell	Geoff Hampson

R&S Fields Limited Partnership

By:	/s/Randolf H. Fields
Randolph H. Fields, Manager